EXHIBIT 10.43

State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd.

Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Nanjing Qingchangyang New Energy Co.,Ltd

Xingren Almaden New Energy Co.,Ltd

Southwest Guizhou Autonomous Prefecture Jinyuan New Energy Co., Ltd.

Xinren 30MWp Agricultural PV Power Station Project

Project M&A (Cooperative Development) Agreement

Guiyang, China

August 2019

Xinren 30MWp Agricultural PV Power Station Project

M&A (Cooperative Development) Agreement

Party A: State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd.

Legal representative: Zheng Fasong

Domicile: Weishuang Avenue, Caohai Town, Weining County, Guizhou Province

Party B: Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Legal representative: Xu Aojun

Domicile: Room 1108, Chengxin Building, No. 885 Chengxin Avenue, Jiangning District, Nanjing

Party C: Nanjing Qingchangyang New Energy Co.,Ltd

Legal representative: Rui Yun

Domicile: Room 201, Building 2, Huijin Xintiandi square, No. 11 Shengtai Avenue, Jiangning District, Nanjing

Party D: Xingren Almaden New Energy Co.,Ltd

Legal representative: Zhou Feng

Domicile: Unit 3-4, unit 20, renhejiayuan, Xingren County, buyi and miao autonomous prefecture, southwest Guizhou province

Party E: Southwest Guizhou Autonomous Prefecture Jinyuan New Energy Co., Ltd.

Legal representative: Geng Zhi

Domicile: 1401, Unit 1, Building 8, Century Hongyuan Community, Jushan Avenue, Xingyi City, Southwest Guizhou Autonomous Prefecture, Guizhou Province

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Whereas:

1.	Party A is a joint stock company registered and legally existing in China. It is a subsidiary of State Power Investment Corporation Guizhou Jinyuan Co., Ltd. (hereinafter referred to as “Guizhou Jinyuan), which is a subsidiary of State Power Investment Corporation (hereinafter referred to as “SPIC”); Party’s main business scope includes the development, investment and operation of thermal power, hydropower, PV power generation, wind power, biomass power generation, integrated energy supply, smart grid and other projects.

2.	Party B is a limited company registered and legally existing in China. It is a leading global provider of smart energy overall solution, specializing in engineering consulting and design, Engineering Procurement Construction (EPC), equipment manufacturing, microgrid and energy storage operations and management in new energy fields at home and abroad, and holding 100% equity of Party C.

3.	Party C is a limited company registered and legally existing in China. It is a professional company engaged in new energy power station project investment and operation management, and technology development, technology transfer, technical consultation and technical services in the fields of wind energy, solar energy and PV systems. It holds 100% equity of Party D.

4.	Party D is a limited company registered and legally existing in China. It is the investor of the Xinren 30,000 kW Agricultural PV Power Station Project (hereinafter referred to as “Target Company”).

5.	Party E is a limited company registered and legally existing in China. It is a wholly-owned subsidiary of State Power Investment Corporation Guizhou Jinyuan Co., Ltd., responsible for the development, construction and production operations of Guizhou Jinyuan’s new energy project in the southwestern region of Guizhou.

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According to the “Framework Agreement for Cooperation and Development of New Energy Projects in Southwest Guizhou” signed by Guizhou Jinyuan and Solarmax Technology (Jiangsu) Co., Ltd. In 10 May 2019, the two Parties have agreed that under the same conditions, the two Parties shall take priority to cooperate with each other on the principle of substantially equal capacity.

On the principles of good faith, mutual benefit, fairness and voluntariness, the Parties hereto have reached the following agreement on the M&A (cooperative development) of the Xinren 30000kW Agricultural PV Power Station.

I.	Definition

1.1	“Project” means “Xinren 30000kW Agricultural PV Power Station”.

1.2	“This Agreement” means the agreement for the cooperation and M&A of the Project, including all its annexes and modifications and supplements to this Agreement made by the Parties hereto.

1.3	“Parties” means Party A, Party B, Party C, Party D and Party E of this Agreement.

1.4	“Target Company” means the project investor expressly stated in the project filing documents, that is, “Guizhou Xingren Almaden New Energy Co.,Ltd (Party D)”.

1.5	“Local government” means the people’s government and other competent authorities at the level of the province (autonomous region), city and county where the Project is located.

1.6	“Construction period” means the period from the commencement of the project construction to the full capacity electricity generation and grid connection of the Project.

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II.	Project Overview

2.1	Project site: Luchuyin Town, Xinren, Southwest Guizhou Autonomous Prefecture, Guizhou Province

2.2	Project scale: 35,500 kW, the actual component installation capacity is subject to the capacity designed in the approved feasibility study.

2.3	Status quo of the Project: On May 17, 2018, the Project was included in the Notice of Guizhou Energy Administration on the Preliminary Work Plan for PV Power Generation Project in Guizhou Province in 2019 (New Energy of Guizhou Energy Administration [2019] No. 81), which agrees to carry out preliminary work plan for the Project. According to “Notice of the Department of General Affairs of the National Energy Administration on Publishing the Results of National Subsidy Bidding for PV Power Generation Projects in 2019” (Notice of the Department of General Affairs of NEA on New Energy [2019] No. 59) issued on July 10, 2019, the Project has been included in the list specified in the Notice. the project scale proposed is 35,500 kW, and the competitive electricity price is 0.4587 yuan / kWh. The project construction is scheduled to start in August 2019, and the Project will generate electricity and be connected to the grid at its full capacity before December 31, 2019.

III.	Cooperative Decision and Exclusion

3.1	Unless otherwise agreed by the Parties, Party A has the priority to carry out the M&A (cooperative development).

3.2	Party B shall provide Party A with relevant information for the Project to be legally compliant. Party B shall ensure the authenticity of the information provided, ensure that the approval documents obtained meet the requirements of the competent local administration department, and provide other relevant information that has been actually obtained according to the progress of the Project. See Annex 1 for the catalogue of legal compliance documents concerning the Project.

3.3	Party A shall appoint a qualified consulting entity within the State Power Investment Corporation to conduct a project feasibility study report review and obtain a feasibility study review opinion. Party A shall perform the internal project establishment procedures after Party B has provided Party A with relevant information mentioned in Clause 3.2 and this Agreement has been agreed and signed by all Parties.

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3.4	After the Project has been established and recorded by SPIC, Party A will organize to carry out legal and financial due diligence, financial audit, asset evaluation, and project technical and economic evaluation on the target company. When the project M&A conditions are met, Party A shall perform the procedures for the internal review and filing of the project M&A implementation plan. After the project M&A implementation plan has been approved and registered by SPIC, the Parties shall cooperate according to the cooperation mode specified in Clause 4 of this Agreement. If Party A’s evaluation results prove that the conditions for the M&A are not met, or if there is no evaluation result within 90 calendar days after Party A establishes the Project, then it shall be deemed that Party A has waived the M&A and cooperation, and this Agreement shall be terminated.

IV.	Cooperation Mode

4.1	After the project M&A implementation plan has been recorded by State Power Investment Corporation and the M&A prerequisites described in Clause 6.1. have been met, Party A, Party C and Party D shall sign an agreement on the M&A of the target company based on the official reply on the asset evaluation and filing, and Party A shall hold 70% of the equity of the target company through M&A and Party C shall hold 30% of the equity. The Parties have unanimously confirmed that the date on which the market supervisory authority completes the relevant equity change registration is the completion date of the M&A. Party A and Party B shall use 40% of the total investment of the Project as the registered capital of the target company. The capital shall be subscribed according to the shareholding ratio and paid in due time according to the project construction needs upon approve by the shareholders of both Parties. The deadline for actual payment of capital shall be no later than28/02/2020; otherwise, the Party failing to make full payment of the capital shall be liable for breach of contract.

4.2	After the Project has been put into operation at its full capacity for one year, all operational indices have reached the requirements specified in the project feasibility study report confirmed by two Parties, all legal compliance procedures required by the Project have been completed and other agreement between the Parties have been met, Party C may propose to transfer the equity of the target company it holds, and Party A shall have the right of first refusal. After the equity purchase price evaluation is performed in accordance with the relevant provisions of the State Power Investment Corporation, the two Parties shall sign an equity purchase agreement clarifying the specific matters based on the evaluation price recognized by both Parties, but the purchase price shall not be higher than the paid-in capital of Party C. The relevant taxes and fees shall be born by the two Parties respectively. Party A shall purchase rest of 30% equity of the target company held by Party C in 3 months after Party C make a written application . If Party A does not agree or does not reply within 3 months, it shall be deemed that Party A have waived the right of first refusal and Party A agrees that Party C may transfer the equity of the target company to a third party.

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V.	Cooperation Related Agreement

5.1	The unit static cost of the Project shall not be higher than 4218.95yuan/kW, and the static total investment of the Project shall be calculated according to the actual installed capacity. The static total investment of the Project mentioned in this clause includes all equipment and installation engineering, construction engineering, other expenses (project construction land cost, project construction management fee, farm land occupation tax, production preparation fee, survey and design fee, etc.), basic reserve fee, transmission project, SPIC Guiyang new energy production and operation center access fee, special acceptance, project settlement (including audit, etc.) and all other investment required for completing and putting into operation the Project. The static total investment of the Project shall be determined in accordance with the feasibility study jointly approved by the Parties, and the investment exceeding the agreed static total investment of the Project shall be borne by Party B. the static total investment of the project including following.

5.1.1	Equipment procurement and installation project (Including SPIC production and operation platform costs)

5.1.2	Constructional engineering.

5.1.3	Other expenses, include but not limited to construction land fee (land acquisition, ground attachment compensate, five year land rent), project construction management fee (Pre-construction cost, construction management fee, construction supervision fee, project consulting service fee, project economic evaluation fee, construction quality inspection fee, project acceptance cost, construction insurance), production arrangements, survey and design service fee and others.

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5.1.4	Basic reserve funds

5.1.5	Project overhead line

5.2	The project budget estimates shall be subject to the relevant regulations and requirements of SPIC and Guizhou Jinyuan. The technical and economic review fees (design document review, technical and economic evaluation, etc.), consulting service fees (legal due diligence, financial due diligence, financial audit, asset evaluation, project settlement (including audit, etc.)) and other expenses required for Party A’s M&A (cooperative development) of the Project shall be included in the project budget estimates. The technical and economic review fee, consulting service fee, project construction management fee, production preparation fee, project construction supervision fees (including main equipment manufacturing supervision) incurred for the project M&A shall be subject to relevant contract signed by the project company upon confirmation by Party E. That is to say, in the static total investment of the Project, the fees confirmed by Party E is RMB 3.5459 million.

5.3	During the project construction period, the target company appoints Party E to implement project construction quality and progress management, for which a separate agency agreement for construction management shall be signed, and the relevant expenses shall be included in the project budget estimates.

5.4	The main components such as PV modules and inverters used in the Project shall be supplied by suppliers in the SPIC’s list of qualified suppliers. The equipment manufacturers shall be liable to the target company for the warranty of the PV modules and inverters and bear related liability for breach of contract; other equipment shall be purchased through tendering in accordance with the technical standards of SPIC. Party E shall propose opinions on the main equipment manufacturing supervision, engineering quality inspection, and project supervision, and the target company shall appoint qualified entities to undertake such supervision and inspection in accordance with relevant national regulations.

5.5	Before Party A initiates the M&A of the target company, Party B shall, in the name of the target company, carry out project financing from banks, financial leasing companies and other financial institutions to pay the project engineering contract price. However, before the signing of financing agreement, the financing plan and agreement shall be reported to Party A for confirmation. Party A shall confirm in writing within 10 days after receiving the financing plan and agreement submitted by Party B or the target company. In the event of delay in reply, it shall be deemed that Party A agrees to the financing plan and agreement. After the completion of M&A of the target company, both Party A and Party C undertake to undertake the target company’s financing agreement or use other funds to replace the target company’s financing; if the loan amount is insufficient, the two Parties shall negotiate the settlement according to the shareholding ratio. The first round of financing fund should be received within one month after this agreement signed, otherwise should be negotiated and settled amicably by party A and party C.

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5.6	Party C shall pledge the share of Target Company and pledge the assets of Target Company to Party A. Related management of signet shall be regulated in the payment management agreement.

5.7	Funds management of share pledge

5.7.1	The financing fund shall be managed by escrow account held by party C and party E, see details in payment management agreement.

5.7.2	The use of financing fund as ear-marked, party A has authority of fund management.

5.7.3	Before use of financing fund, Party C shall provide project contract, requisition for payment, project progress settlement table and confirmed by supervising unit and party E, the payment process shall be complied with regulation of SPIC.

5.8	All the profit and loss before the Project’s grid-connection and power generation shall be borne by the original shareholders of the target company; the income rights and electricity charges after grid-connection and power generation shall be owned by the target company, and by the target company’s shareholders after the completion of M&A of the target company.

5.9	After the completion of M&A of the target company, the target company will not pay dividends in 2020. Thereafter, on the premise of maintaining the target company’s normal operation, the distribution of profit of the previous year shall be completed before March 31st each year in principle according to the shareholding ratio of Party A and Party C after the financial audit of the target company and the shareholders’ meeting.

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VI.	M&A

6.1	M&A prerequisites:

6.1.1	There are no any major risks and hazards with substantial influence (including but not limited to external guarantees, litigation, false assets, administrative penalties, major operational risks, etc. that are not disclosed by the target company).

6.1.2	The project equipment procurement standards and construction standards meet the technical agreement (EPC) confirmed by Party E.

6.1.3	The target company has signed a electricity purchase and sale contract with Guizhou Power Grid Co., Ltd. (according to the requirements of Guizhou Power Grid Co., Ltd.), which stipulates that the electricity price shall be 0.4587 yuan / kWh.

6.1.4	The target company has obtained necessary approvals/licenses related to the development and construction of PV power generation projects in accordance with Chinese laws and regulation and the requirements of local administration departments, and Party B, Party C or the target company has provided Party A with the true and effective originals of relevant licenses, payment vouchers and other documents.

6.1.5	The project M&A implementation plan has been recorded by SPIC

6.1.6	The Project’s “EPC contract” is confirmed by Party A, or confirmed by Party A after amendment to corresponding contents thereof and the signing of supplemental agreement in accordance with the requirements of Party A.

6.1.7	The target company signs an Agreement for Lease of Land with the holder of the use right of the project land. The lease area under the Agreement for Lease of Land matches the requirements of the Project for land use, and the lease term matches the project operation period.

6.2	After the Project satisfies the “M&A Prerequisites” as described in Clause 6.1, and on the premise that Party B, Party C and Party D fully comply with the provisions of this Agreement, Party A will initiate the M&A of the target company.

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VII.	Commitment and Guarantee of Parties

7.1	Party A undertakes that Party A is a limited liability company legally established and validly existing under Chinese law, able to independently undertake and fulfill its responsibilities and obligations under this Agreement.

7.2	Party A undertakes that Party A’s signing of this Agreement does not violate any other contractual obligations that are legally binding on Party A, and does not violate currently effective laws and regulations applicable to it.

7.3	Party B undertakes that Party B is a limited liability company legally established and validly existing under Chinese law, able to independently undertake and fulfill its responsibilities and obligations under this Agreement.

7.4	Party B undertakes that Party B’s signing of this Agreement does not violate any other contractual obligations that are legally binding on Party B, and does not violate currently effective laws and regulations applicable to it.

7.5	Party B undertakes that the Project will generate electricity and be connected to the grid at its full capacity before December 31, 2019. It will be achieved on schedule that the electricity of the Project is sold at a competitive price of 0.4587 yuan/kW. If the actual electricity price is less than 0.4587 yuan / kWh, Party B agrees to deduct the corresponding actual loss from the Project’s EPC contract price. If the actual electricity price decrease 0.01 Yuan/kwh, EPC contract price will be going down 103 Yuan /kWh. If the actual electricity price decrease 0.02 Yuan/kwh, EPC contract price will be going down 206 Yuan /kWh. If the Project is converted to a grid parity project, Party A will neither carry out the M&A, nor bear any financial responsibility.

7.6	Party B undertakes to bear responsibility for all the preliminary, construction and completion acceptance work of the Project, specifically including the following:

7.6.1	Dealing with all the formalities and documents required for the construction commencement of the Project, and ensure that the Project is constructed in accordance with the law to meet the relevant requirements of national and local governments. For details, see Annex 1.

7.6.2	Responsible for project environmental assessment, water conservation, fire control, agricultural planting and other special acceptance, so as to meet the project completion acceptance requirements. Letting the PV project be accepted by the local energy authority, and the agricultural planting plan be accepted (if any) by the local agricultural authority. All the above-mentioned fees are included in the static total investment of the Project, and the target company may not be required to pay separately.

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7.6.3	Cooperate with the settlement of project and hand over the archives in a timely manner.

7.7	Party B undertakes that after the Project generates electricity and is connected to the grid at its full capacity, if the available hour using for power generation of the Project in the first year is lower over 5% than the hour stated in the feasibility study report, the amount of loss which will be deducted from quality guarantee deposit under the EPC contract. The compensation will be calculated by: [(the hour stated in the feasibility study report)*(1-0.05) - available hour using for power generation of the Project]* installed capacity*20*0.4587+ [the hour stated in the feasibility study report*(1-0.05) - available hour using for power generation of the Project]* installed capacity*5*0.3515

7.8	Party B undertakes that if the total efficiency of the PV system in the first year is less than 80% of that approved in the feasibility study report, Party B agrees that for every 1% reduction in the total efficiency of the PV system, the EPC contract price will be going down 1.3% . If there is any deficiency, Party B shall be responsible for compensation.

7.9	Party B undertakes that, before the signing of this Agreement, all the equity shares of the target company held by Party C are not subject to any pledge, mortgage or other security interest (excluding pledge, mortgage or other security interest agreed by Party A for the purpose of project construction financing) or shareholding entrustment, ownership disputes, etc. As of the date of signing this Agreement, there is no existing or potential dispute or risk for the Project; if there is any, Party A has the right to terminate this Agreement unilaterally, and any costs and losses arising from this Agreement or related risk shall ultimately be borne by Party B.

7.10	Party B undertakes that all written materials, including project documents and materials, submitted to Party A, are complete, accurate and effective, free from material omission or false; if such written materials are the duplicate thereof, they are consistent with the original; and undertakes that the target company does not have debts and contingent liabilities that are not disclosed in the accounting books. If the undisclosed debts and contingent liabilities cause losses to the target company, Party A has the right to recover such losses from Party B.

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7.11	Party B undertakes that if the “M&A Prerequisites” mentioned in Clause 6.1 are not completely satisfied due to reasons not attributable to Party A, Party A has no obligation to acquire and hold the equity of the target company, and has the right to unilaterally terminate this Agreement. If Party A still decides to acquire and hold the equity of the target company, Party B and Party C shall fully cooperate with Party A to complete the relevant matters concerning the M&A.

7.12	Party B undertakes that if the relevant administrative license documents during the construction period of the Project are incomplete or the relevant taxes and fees (farmland occupation tax, etc.) are not paid, and thus the competent government authorities require the target company to obtain relevant licenses or pay relevant taxes and fees (farmland occupation tax, etc.) or impose administrative penalties on the target company (no matter when such penalties occur), Party B shall be responsible for dealing with such administrative license documents and bear all costs incurred therefor, including administrative penalties. If the land is confiscated and the project equipment and facilities are demolished due to administrative penalty, the losses arising therefrom shall be borne by Party B.

7.13	Party C undertakes that Party C is a limited liability company legally established and validly existing under Chinese law, able to independently undertake and fulfill its responsibilities and obligations under this Agreement.

7.14	Party C undertakes that Party C’s signing of this Agreement does not violate any other contractual obligations that are legally binding on Party B, and does not violate currently effective laws and regulations applicable to it.

7.15	Party E undertakes that Party E is a limited liability company legally established and validly existing under Chinese law, able to independently undertake and fulfill its responsibilities and obligations under this Agreement.

7.16	Party E undertakes that Party E’s signing of this Agreement does not violate any other contractual obligations that are legally binding on Party B, and does not violate currently effective laws and regulations applicable to it.

7.17	Full capacity of project connect to the grid and after the acceptance conditions are met, Party B shall apply for the engineering acceptance and party E shall start to acceptance inspection in one week after receive the application .

7.18	The Parties undertake that after the signing of this Agreement, they shall all fulfill the relevant responsibilities and obligations under this Agreement.

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VIII.	Liability for Breach of Contract and Termination of Project Cooperation

8.1	If the Project fails to meet the “M&A Prerequisites” as described in Clause 6.1, or Party B fails to fulfill the commitments set out in Clauses 7.9 and 7.10 of this Agreement before Party A and Party C sign the target company M&A agreement, resulting in disputes over and obstacle to the M&A of the target company which cannot be resolved, then this Agreement is automatically terminated.

8.2	After all the “M&A Prerequisites” mentioned in Clause 6.1 are met, Party A and Party C shall be obliged to complete the M&A within 90 days. If either Party fails to perform the obligation, the other party has the right to unilaterally terminate this Agreement, and the breaching party shall be liable for all losses caused thereby to the non-breaching party.

8.3	If after Party A and Party C sign the agreement for M&A of the target company, Party A finds that there is a matter described in Clause 7.10 of this Agreement with significant negative influence on the follow-up cooperation and Party C fails to properly resolve the problem, causing losses to Party A, Party A has the right to recover the losses from Party C and from Party B.

8.4	If Clause 6.1 are not met and Party A and Party E decide to terminate the acquisition of this project, the parties agree ,Party A and Party E shall be exemption from responsibility for breach of contract.

8.5	Other than the acts mentioned in Clause 8.1, 8.2 and 8.3, if any Party hereto violates the provisions of this Agreement, it shall be deemed to constitute a breach of contract, and the breaching party shall bear the liability for breach of contract to the non-breaching party. Specifically, the non-breaching party shall have right to request the termination of this Agreement and require the breaching party to return the property or articles (if any) already paid or delivered by the non-breaching party and compensate for the loss; if the non-breaching party requires the breaching party to continue to perform this Agreement, the breaching party shall compensate the loss suffered by the non-breaching party and continue to fulfill this Agreement.

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IX.	Miscellaneous

9.1	The Parties hereto shall be obliged to keep confidential the contents of this Agreement. Unless required by national laws, regulations or relevant authorities, any Party may not disclose the details and relevant information of this cooperation to any unrelated third party without the written consent of other Parties and shall cause their respective related parties to fulfill the confidentiality obligations.

9.2	If a Party fails to perform or fails to fully perform its obligations under this Agreement due to force majeure event, the Party shall not be deemed to be in breach of contract. However, the Party that is affected by the above-mentioned force majeure event shall immediately notify the other party in writing after the occurrence of the event and provide sufficient evidence to prove the occurrence and duration of the force majeure event within 15 days thereafter. In the event of force majeure, the Parties hereto shall immediately consult each other in order to seek a fair solution to minimize the influence of the force majeure event.

9.3	Any dispute arising during the performance of this Agreement shall be settled through friendly negotiation; if the negotiation fails, either Party may file a law suit with the people’s court with jurisdiction over the place where the Project is located.

9.4	This Agreement shall become effective upon signature by the legal representative or authorized agent of the Parties and affixation of the official seal of the Parties. This Agreement shall be made in ten copies, with each Party holding two copies, which shall have the same legal effect.

Annex:

1.	Catalogue of legal compliance documents concerning the Project.

2	General budget estimate table for construction projects

3.	Budget estimate table for cost control and management

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(This page is the signature and seal page of the Agreement on the M&A (Cooperative Development) of the Zhonghong Yilong New District Xinqiao 70000kW Agricultural PV Power Station Project

Party A: State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd. (seal)

Legal representative (or authorized agent) (signature):

Party B: Jiangsu Zhonghong Photovoltaic Electric Co., Ltd (seal)

Legal representative (or authorized agent) (signature):

Party C: Nanjing Qinchangyang New Energy Co., Ltd. (seal)

Legal representative (or authorized agent) (signature):

Party D：Xingren Almaden New Energy Co.,Ltd (seal)

Legal representative (or authorized agent) (signature):

Party E: Southwest Guizhou Autonomous Prefecture Jinyuan New Energy Co., Ltd. (seal)

Legal representative (or authorized agent) (signature):

Place of signing contract: Guiyang City, Guizhou Date of signing:

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Annex 1: Catalogue of legal compliance documents concerning the Project.

No.	Document name	Official reply No.	Official reply entity	Date of official reply	Remarks
1	Project Investment and Development Agreement
2	Project Filing Documents
3	Feasibility study report and review opinion
4	Solar resource assessment report and review opinion
5	Access to system report and review opinion
6	Transmission project approval documents
7	Land use pre-review documents and official reply on land use
8	EIA approval (record) document
9	Water and soil conservation plan and official reply
10	Project planning site selection document
11	Construction land planning documents
12	Forest land occupation approval
13	Covered mineral resources assessment report and review opinions (including material submission certificate)
14	Geological hazard risk assessment report and review opinion
15	Safety assessment report and review and official reply
16	Engineering quality supervision and inspection report
17	Social stability assessment report
18	Electricity generation approval
19	Environmental impact assessment report
20	Conservation of water and soil inspection report

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Annex 2: General budget estimate table for construction projects

工程总概算/ General budget estimate table for construction projects
RMB 0000
序号/NO	工程或费用名称/ITEM	设备购置费/equipment procurement cost	装置性材料费/Mechanical material	建安工程费/Construction and installation cost	其他费用/others	预备费/budget reserve	合计/total	占比/ratio

一	设备及安装工程/Equipment and installation engineering	9029.47	754.89	923.80			10708.15	0.72
1	发电设备及安装/Power generation equipment and installation	8521.82	576.41	860.23
2	升压站设备及安装/Booster station equipment and installation	228.00	110.47	22.70
3	升压站控制保护设备及安装/Booster station control protection equipment and installation	193.65	68.00	26.97
4	其他设备及安装/Other equipment and installation	86.00	0.00	13.89
二	建筑工程/constructional engineering			1360.07			1360.07	0.12
1	发电场工程/Power plant engineering			1008.40
2	升压站工程/Booster station project			70.14
3	房屋建筑工程/building construction engineering			199.65
4	其他建筑工程/Other construction works			81.87
三	其他费用/others				1852.17		1852.17	0.12
1	项目建设用地费/Construction land fees				279.63
2	项目建设管理费/Project construction management fee				715.89
3	生产准备费/Production preparation cost				21.66
4	勘查设计费/survey and design expense				259.99
5	其他/others				575.00
	（一至三部分合计）/subtotal	9029.47	754.89	2283.87	1852.17	0.00	13920.40
四	基本预备费/ basic reserve funds					278.41	278.41	0.02
	光伏电站静态投资（一至四）部分合计/Static investment in photovoltaic power stations	9029.47	754.89	2283.87	1852.17	278.41	14198.81
五	送出线路工程/Send out line engineering			794.00			794.00	0.05
1	对侧间隔/contralateral interval			80.00			80.00
2	110kv线路工程（架空线接入220kV安龙变）/110kv line project			714.00			714.00
	含送出线路工程静态投资（一至五）部分合计/Static investment in photovoltaic power stations	9029.47	754.89	3077.87	1852.17	278.41	14992.81	1.00
六	价差预备费				0.00		0.00
七	建设期利息/interest				146.57		146.57
八	工程总投资（一至七）部分合计/totalinvestment	9029.47	754.89	3077.87	1998.75	278.41	15139.38
	单位千瓦静态投资（元/KW)/Static investment per kilowatt	2579.85	215.68	879.39	529.19	79.55	4218.95
	单位千瓦投资（元/KW)/unit investment per kilowatt	2579.85	215.68	879.39	571.07	79.55	4260.20

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Annex 3: Budget estimate table for cost control and management

Budget estimate table for cost control and management
RMB 0000
序号/NO	工程或费用名称/ITEM	设备购置费/equipment procurement cost	装置性材料费/Mechanical material	建安工程费/Construction and installation cost	其他费用/others	预备费/budget reserve	合计/total	乙方管控/party B control	甲方管控/party A control

一	设备及安装工程/Equipment and installation engineering	9029.47	754.89	923.80			10708.15	10708.15
1	发电设备及安装/Power generation equipment and installation	8521.82	576.41	860.23
2	升压站设备及安装/Booster station equipment and installation	228.00	110.47	22.70
3	升压站控制保护设备及安装/Booster station control protection equipment and installation	193.65	68.00	26.97
4	其他设备及安装/Other equipment and installation	86.00	0.00	13.89
二	建筑工程/constructional engineering			1360.07			1360.07	1360.07
1	发电场工程/Power plant engineering			1008.40
2	升压站工程/Booster station project			70.14
3	房屋建筑工程/building construction engineering			199.65
4	其他建筑工程/Other construction works			81.87
三	其他费用/others				1852.17		1852.17	1497.58	354.59
1	项目建设用地费/Construction land fees				279.63
2	项目建设管理费/Project construction management fee				715.89
3	生产准备费/Production preparation cost				21.66
4	勘查设计费/survey and design expense				259.99
5	其他/others				575.00
	（一至三部分合计）/subtotal	9029.47	754.89	2283.87	1852.17	0.00	13920.40
四	基本预备费/ basic reserve funds					278.41	278.41	278.41
	光伏电站静态投资（一至四）部分合计/Static investment in photovoltaic power stations	9029.47	754.89	2283.87	1852.17	278.41	14198.81
五	送出线路工程/Send out line engineering			794.00			794.00	794.00
1	对侧间隔/contralateral interval			80.00			80.00
2	110kv线路工程（架空线接入220kV安龙变）/110kv line project			714.00			714.00
	含送出线路工程静态投资（一至五）部分合计/Static investment in photovoltaic power stations	9029.47	754.89	3077.87	1852.17	278.41	14992.81
六	价差预备费				0.00		0.00
七	建设期利息/interest				146.57		146.57
八	工程总投资（一至七）部分合计/total investment	9029.47	754.89	3077.87	1998.75	278.41	15139.38
	单位千瓦静态投资（元/KW)/Static investment per kilowatt	2579.85	215.68	879.39	529.19	79.55	4218.95
	单位千瓦投资（元/KW)/unit investment per kilowatt	2579.85	215.68	879.39	571.07	79.55	4260.20

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